Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned director of Community Bancorp., a Vermont corporation (the "**Company**"), hereby constitutes and appoints each of Candace A. Patenaude and Melissa A. Tinker, or each of them individually and with authority to sign and act singly, and with full power of substitution in each, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute and submit to the U.S. Securities and Exchange Commission (the "**SEC**") in the undersigned's name and on the undersigned's behalf, a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "**Exchange Act**") or any rule or regulation of the SEC;

(2) prepare and execute for and on behalf of the undersigned, in the undersigned's capacity as director of the Company, Forms 3 (Initial Statement of Beneficial Ownership of Securities), 4 (Statement of Changes in Beneficial Ownership), and 5 (Annual Statement of Changes in Beneficial Ownership) and any amendments thereto in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Form 3, 4, or 5 and any amendment or amendments thereto, and to file any such Form or amendment and this Power of Attorney with the SEC and (if applicable) any stock exchange or similar authority;

(4) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the attorneys-in-fact; and

(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the attorneys-in-fact and their substitutes (if any) are serving in such capacity at the request of the undersigned, and that neither they nor the Company are assuming any of the undersigned's responsibilities to comply with Section 16(a) of the Exchange Act, nor any liability of the undersigned for failure to comply with such responsibilities, including any liability of the undersigned for disgorgement of short swing profits under Section 16(b) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22 day of November, 2021.

Carol A. Martin
Signature

Carol A. Martin
Print Name

2678822.1